UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2013

KOPIN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA 02780

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (508) 824-6696

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 10, 2013, Kopin Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with IQE KC, LLC. (“IQE”) and IQE plc (“Parent”, and collectively with IQE, the “Buyer”). Pursuant to the Purchase Agreement, the Company will sell to the Buyer assets of its III-V product line, including all of the outstanding equity interest in KTC Wireless, LLC, a wholly-owned subsidiary of the Company that holds the Company’s investment in Kopin Taiwan Corporation, for an aggregate purchase price of approximately $75 million, subject to certain adjustments, including working capital and an escrow (the “Sale”). Of the total consideration, $60 million will be paid to the Company at closing, which is expected to occur in the next week (the “Closing”). The remaining approximately $15 million will be paid to the Company on the third anniversary of the Closing.

The purchased assets include substantially all of the assets of the Company’s III-V product line located in Taunton, Massachusetts, including all of the Company’s clean room facilities.

The Company has made customary representations, warranties and covenants in the Purchase Agreement. Both the Company and the Buyer have agreed to indemnify the other party against certain losses, subject to certain limitations. The Closing of the transaction is subject to customary closing conditions.

The foregoing description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by the terms of the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Buyer. In particular, the assertions embodied in the representations and warranties made by the Company in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Company to the Buyer in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and the Buyer rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or the Buyer.

In connection with the Closing, the Company and IQE will enter into a Security Agreement (the “Security Agreement”). Pursuant to the Security Agreement, IQE will grant to the Company a security interest in certain of IQE’s assets to secure Buyer’s obligations relating to the payment of the $15 million deferred payment. The Security Agreement will contain customary provisions relating to the preservation of the collateral and perfection of the Company’s security interest.

Item 7.01 Regulation FD Disclosure.

On January 10, 2013, the Company held an investor call. A script of such call is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1*	Purchase Agreement, dated January 10, 2013, by and among Kopin Corporation, IQE KC, LLC and IQE plc.

99.1	Script of investor call held on January 10, 2013.

*	The schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Date: January 10, 2013	By:	/s/ RICHARD A. SNEIDER
Name: Richard A. Sneider Title: Treasurer and Chief Financial Officer (Principal Financial Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

10.1*	Purchase Agreement, dated January 10, 2013, by and among Kopin Corporation, IQE KC, LLC and IQE plc.

99.1	Script of investor call held on January 10, 2013.

*	The schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.